As filed with the Securities and Exchange Commission on January 24, 2011

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FAIRPOINT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3725229 (I.R.S. Employer Identification Number)

521 East Morehead Street, Suite 500

Charlotte, North Carolina 28202

(704) 344-8150

(Address, including Zip Code, of Registrant’s
Principal Executive Offices)

Copies to:

Shirley J. Linn, Esq. Executive Vice President, General Counsel & Secretary FairPoint Communications, Inc. 521 East Morehead Street, Suite 500 Charlotte, NC 28202 (704) 344-8150	Jeffrey J. Pellegrino, Esq. Paul, Hastings, Janofsky & Walker, LLP 75 East 55th Street New York, New York 10022 (212) 318-6000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share (“Common Stock”)	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates:  Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

This Amendment to Form 8-A (this “Amendment”) amends the Form 8-A filed by FairPoint Communications, Inc. (the “Company”) on the date hereof (the “Original 8-A”).  This Amendment is being filed solely to correct the name of the exchange under the caption “Name of each exchange on which each class is to be registered” on the cover page of the Original 8-A from “Nasdaq Capital Market” to “Nasdaq Stock Market LLC.”  No other changes to the Original 8-A are being effected by this Amendment.

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Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley J. Linn
Name:	Shirley J. Linn
Title:	Executive Vice President, General Counsel and Secretary

Date: January 24, 2011

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